SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 11, 2005

Knight Capital Group, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	001-14223	22-3689303
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	I.R.S. Employer Identification No.)

545 Washington Boulevard, Jersey City, NJ	07310
(Address of principal executive offices)	(Zip Code)

(201) 222-9400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

On July 11, 2005, as disclosed in Item 4.02(a) below, the Company announced its decision to correct its method of accounting for property lease transactions, and to restate its financial statements for the years ended December 31, 2002, 2003 and 2004, included in the Company’s 2004 Annual Report on Form 10-K. The interim financial statements included in the Company’s Form 10-Q for the quarterly period ended March 31, 2005 will also be restated.

Overall, the cumulative adjustment to correct these lease accounting errors will be a reduction of retained earnings of approximately $3.4 million as of March 31, 2005. For the period from January 1, 2002 to March 31, 2005, cumulative net income will be reduced by approximately $900,000. For all periods prior to January 1, 2002, cumulative net income will be reduced by approximately $2.5 million. As income statements prior to January 1, 2002 are not presented in the 2004 Annual Report on Form 10-K, the cumulative net income adjustment for all periods prior to January 1, 2002 will be recorded as a reduction in the Company’s beginning retained earnings in the restated financial statements for the year ended December 31, 2002. The lease accounting adjustments do not affect the Company’s historical reported net cash flows or revenues.

This information is furnished pursuant to Item 2.02 of Form 8-K. The information furnished under this Item 2.02 shall not be treated as filed for purposes of the Securities Exchange Act of 1934 (the “Exchange Act”), as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, unless and except as specifically incorporated therein.

Item 4.02(a). Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Report

In connection with the preparation of its June 30, 2005 interim financial statements, the Company determined that there were errors in how it accounted for certain property leases that included fixed rent escalations, lease incentives and free rent periods over the lease term. Management concluded that the restatement of prior financial statements was required to correct these errors. Overall, the cumulative adjustment to correct these lease accounting errors will be a reduction of retained earnings of approximately $3.4 million as of March 31, 2005. For the period from January 1, 2002 to March 31, 2005, cumulative net income will be reduced by approximately $900,000. For all periods prior to January 1, 2002, cumulative net income will be reduced by approximately $2.5 million. The lease accounting adjustments do not affect the Company’s historical reported net cash flows or revenues. The majority of the required adjustments relates to the lease on the Company’s new facility at 545 Washington Boulevard in Jersey City, NJ, for periods prior to January 1, 2002.

The Finance and Audit Committee of the Board of Directors of the Company, which met on July 11, 2005, has concurred with Management’s recommendation that the Company should restate its financial statements for the years ended December 31, 2002, 2003 and 2004, included in the Company’s 2004 Annual Report on Form 10-K. As income statements prior to January 1, 2002 are not presented in the 2004 Annual Report on Form 10-K, the cumulative net income adjustment for all periods prior to January 1, 2002 will be recorded in the Company’s beginning retained earnings in the restated financial statements for the year ended December 31, 2002. The interim financial statements included in the Company’s Form 10-Q for the quarterly period ended March 31, 2005 will also be restated. Management and the Finance and Audit Committee discussed these matters with the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP.

The Company expects to file in August 2005 an amended Annual Report on Form 10-K/A for the year ended December 31, 2004 and an amended Form 10-Q/A for the quarterly period ended March 31, 2005. In addition, the Company will be restating its interim financial statements for the quarters ended June 30, 2004 and September 30, 2004 in conjunction with the filing of its Form 10-Qs for the quarters ending June 30, 2005 and September 30, 2005, respectively.

The estimated historical effect on certain financial measures is as follows:

	For the years ended December 31,			For the three months ended March 31, 2005
Net (Loss) Income (in millions)	2002	2003	2004
As Reported	$(43.2)	$38.5	$91.4	$5.9
Less Estimated Lease Accounting Adjustments, net of tax	—	(0.5)	(0.3)	(0.1)

As Restated	$(43.2)	$38.0	$91.1	$5.8

	December 31,			March 31, 2005
Stockholders' Equity (in millions)	2002 *	2003	2004
As Reported	$756.4	$790.1	$854.5	$833.8
Less Estimated Cumulative Lease Accounting Adjustments, net of tax	(2.5)	(3.0)	(3.3)	(3.4)

As Restated	$753.9	$787.1	$851.2	$830.4

*	The estimated cumulative lease accounting adjustments, net of tax, in 2002 includes a reduction of $2.5 million relating to periods prior to January 1, 2002

In accordance with Statement of Financial Accounting Standards No. 13, Accounting for Leases, as clarified by the Emerging Issues Task Force and Financial Accounting Standards Board Technical Bulletins, rent expense under operating leases with fixed rent escalations and lease incentives should be recognized on a straight-line basis over the lease term, and straight-line rent expense should begin to be recorded when the lessee takes possession of or controls the use of the space, including during free rent periods.

The Company incorrectly accounted for certain leases by recognizing rent expense only when the rental payments were due to be paid. The primary impact of the restatement to the Company’s previously issued financial statements is an increase in occupancy and equipment rentals expense and accrued expenses and other liabilities. For the relevant leases, the adjustments will result in decreased occupancy and equipment rentals expense in future periods.

The Company does not consider the impact of restating the previously issued financial statements to be material in any one period. However, the cumulative effect, if recorded in 2005, would be material to reported net income, and therefore, the Company concluded that a restatement of prior year financial statements was required. Given Management’s decision to restate, previously issued financial statements for the annual and quarterly periods during the years ended December 31, 2002, 2003 and 2004, and for the quarterly period ended March 31, 2005, should no longer be relied upon.

Management is in the process of evaluating the impact of these lease accounting errors and the resulting restatement of previously issued financial statements on its assessment of the effectiveness of internal control over financial reporting as of December 31, 2004. Management’s determination will be included in the amended Annual Report on Form 10-K/A for the year ended December 31, 2004.

Item 9.01 Financial Statement and Exhibits.

(a)	None.

(b)	None.

(c)	None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KNIGHT CAPITAL GROUP, INC.

Dated: July 11, 2005	By:	/s/ Andrew M. Greenstein
	Name:	Andrew M. Greenstein
	Title:	Director, Associate General Counsel and Assistant Secretary